                                                                      EXHIBIT 21

                         CHART HOUSE ENTERPRISES, INC.
                SIGNIFICANT SUBSIDIARIES AS OF JANUARY 1, 1996

Name                       State of Incorporation       Trade Names
----                       ----------------------       -----------
Chart House, Inc.          Delaware                     Chart House,
                                                        Peohe's, Quahogs

Islands Restaurants, Inc.  Delaware                     Islands Fine Burgers &
                                                        Drinks